                                                                      EXHIBIT 13


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB


                 ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                      For the Year Ended September 30, 2000
                         Commission File Number 0-31237


                             KEYSTONE VENTURES, INC.
                 (Name of Small Business Issuer in Its Charter)



           NEVADA                                            88-0455940
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



1605 MIRAGE COURT, EL CAJON, CA                              92019
(Address of principal Executive Offices)                     (Zip Code)



(619) 692-2438
(Issuer's Telephone Number)



         Securities Registered under Section 12(g) of the Exchange Act:


                          Common Stock - .001 Par Value
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                     Yes    [X]                         No   [ ]


Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.


                     Yes   [X]                          No   [ ]


The issuer had no revenues for the year ended September 30, 2000.

As of September 30, 2000, the registrant had 11,775,000 shares of common stock, $.001 par value, issued and outstanding.

                                     PART 1

                                     ITEM 1
                           DESCRIPTION OF THE BUSINESS


BUSINESS DEVELOPMENT

Form and Year of Organization

Keystone Ventures, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing a new generation Internet computer security software system, commonly known as a software firewall system. During April 1999, the Company received its initial funding through the sale of common stock to investors. From inception until March 2000, Management developed the Company's business plan and the Company had no material operating activities.


Bankruptcy or Similar Proceedings

There have been no bankruptcy, receivership or similar proceedings.


Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


BUSINESS OF THE ISSUER

Principal Products or Services and Markets

The Company intends to become a primary supplier of computer software security systems, "firewall software", in the United States. The Company's proprietary firewall software will detect unauthorized intrusions by hackers, gather information about hackers through backtracking commands, utilize dynamic filters and advanced monitoring algorithms to allow legitimate communications, stop intrusion at the front end communication port before access is allowed into system files, protect network systems by reporting suspicious intrusions to the network server, and feature small memory use and silent operation.

Businesses and home computer users connected via telephone, cable, DSL, or satellite communications links are faced with continual hacker and computer virus threats. Hackers and virus transmitters are also using new techniques to increase attacks on individual computer systems that are connected only intermittently to the Internet. ISCA.net, a security consulting firm in Virginia tested more than 2,000 sites in 1999 and found all had a firewall system but more than 80% were inadequately protected ((C) February 2000 Entrepreneur Magazine).

Based upon Management's experience in the computer software and hardware business, average prices for quality firewall software protection are $50 for stand-alone or small computer systems, $200 for network systems, and up to $10,000 for larger application gateway systems for major Internet sites and Internet service providers.

The Company's firewall software has the following features:

1)      Detect unauthorized intrusions and viruses.

2) Utilize backtracking software to locate the originating site of the hacker or virus.

3) Allow high speed legitimate authorized communications by using advanced dynamic filters and monitoring techniques.

4) Block hacker and virus intrusion at the front port of the computer system before files are opened to unauthorized communications.

5) Utilize advanced network monitoring systems to notify the server of potential unauthorized intrusions while providing hacker and virus containment software that allows the server time to sever unauthorized entry and delete all "probes" or cookies.

6) Rely on subsystem silent operating techniques for undetectable operation. Thwart users from disconnecting or disarming the firewall security protection.

7) Able to monitor and protect Internet and Intranet network communications. Advanced version is capable of monitoring all network traffic.

8) Advanced software will be available to Internet Service Providers to interface with their existing network firewall systems.

9) Prevent web server "cookies" which are small text files that can track your movements around the web.

10) Block unwanted advertising - banner ads and pop-windows which slow down your Internet access.

11) Block mobile code Java applets, ActiveX controls that allow intruders to modify your data and steal passwords and files.

12) Control both inbound and outbound Internet connections. Block incoming and stop unauthorized access to offsite addresses.

13) Content filtering: e-mail scanning and filtering of text files and key-word usage to guard against proprietary information transmittal.

14) Risk Management Administration functions: intrusion detection and unauthorized information transmittal are blocked and available on reports to IT authorized management.


15) Conserves disk space by using less than 100 mb, memory usage of less than 1%, and bandwidth speed loss less than 2%.

The Company's firewall software product is in final simulation testing stage. The Company intends to market its proprietary computer software firewall systems throughout the world via the Internet and through retail stores in the United States.

The Company has a current business plan which proposes to utilize its founders' backgrounds to develop its business into a primary developer and supplier of computer firewall software systems. The business plan requires the Company during months one through six to obtain a listing on the NASD's Over the Counter Electronic Bulletin Board, and then raise capital of $4,000,000 through the sale of common stock in a private placement. After raising capital, the Company intends to incur the following expenditures for months seven through twelve: hire two software programmers at a cost of $75,000, hire one marketing manager at a salary of $60,000, hire two office employees at a cost of $40,000, $500,000 for advertising, and expend $100,000 for rent and other operating expenses. In addition, during months seven through nine, the Company intends to complete all beta testing of its software at a cost of $25,000, setup its web site at a cost of $40,000, and purchase computers, furniture, and equipment at a cost of $100,000. The Company plans to complete final software modifications during months nine through twelve at a cost of $50,000, and produce the Company's product for delivery beginning in the first quarter after month twelve.


Distribution Methods of Products or Services

The Company intends to offer information about the Company and its new generation of computer firewall software systems to the public and Internet service providers on its web site, superwall.net. The Company will sell its products world-wide via the Internet and through retail stores throughout the United States.


Status of Any Publicly Announced New Products or Services

The Company has no new product or service planned or announced to the public.

Competition and Competitive Position

The size and financial strength of the Company's primary competitors, Network ICE, Inc., Zone Labs, and Symantec Corporation are substantially greater than those of the Company. In examining major competitors, Management found Network ICE, Inc. has the largest installed base of users for both small systems and large networks and was recommended by the technical reviewer of the Wall Street Journal ((C) WSJ 2/24/00). Zone Labs' product was faulted for having a difficult interface per the current Internet software review site, zdnet.com ((C) 2000). While it was recommended on the Internet software review site, pcworld.com ((C)
2000), the technical reviewer of the Wall Street Journal called it confusing and clumsy to use ((C) WSJ 2/24/00). Symantec Corporation, well known for its popular Norton tools and virus trackers, offers its Norton personal Firewall 2000 with three levels of security, but its software is not available for large networks. Its firewall software is recommended on the Internet software review site pcworld.com ((C) 2000). The technical reviewer of the Wall Street Journal complained it was huge, complicated, imprecise, and too overprotective ((C) WSJ 2/24/00). Any consideration of competitor's products and related product reviews should include the facts that the Company's competitors have longer operating histories, larger customer bases, and greater brand recognition than the Company. Management is not aware of any significant barriers to the Company's entry into the firewall software market, however, the Company at this time has no market share of this market.


Suppliers and Sources of Raw Materials

The Company's product is its own firewall software. The Company intends to offer its software through its own Internet site, requiring no outside suppliers of materials, and on CD-ROM disks, requiring only blank CD-ROM disks that are commercially available from a variety of manufacturers and wholesalers. The Company intends to transfer its software to CD-ROM disks at its own facility at a cost not to exceed $1.00 per disk. The Company will not require formal contracts with any suppliers or manufacturers of physical products.


Dependence on One or a Few Major Customers

The Company will not depend on any one or a few major customers. The Company intends to offer its firewall software through its own Internet site and through major retailers such as CompUSA, Byte & Floppy, Circuit City, Office Depot, Target, Sears, Wal-mart, and KMart.


Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

The Company owns its Internet domain name, has setup its first web page "superwall.net", has filed for copyright protection of its copyrightable computer firewall software, and will expand its web site after receiving funding per its business plan. The Company has no current plans for any additional registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. The Company will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

On March 15, 1999, the Company signed an exclusive license agreement with its President for use of his computer firewall software in exchange for 5,000 restricted shares of the Company's common stock. The Company issued 5,000 shares of its common stock in exchange for a ten year exclusive right to development, manufacturing, marketing, sale, sublicensing, and any and all usages of the computer firewall software in the United States and throughout the world. After twenty years the license is subject to automatic renewal each year thereafter, subject to written notification, sixty days in advance of the renewal, by both parties of the license agreement.


Need for Government Approval for its Products or Services

The Company is not required to apply for or have any government approval for its products or services.


Effect of Existing or Probable Governmental Regulations on the Company

The Company will not be subject to Federal laws and regulations that relate directly or indirectly to its operations. The Company will be subject to common business and tax rules and regulations pertaining to the operation of its business in the State of California.


Research and Development Costs During the Last Two Years

The Company has not expended funds for research and development costs since inception.


Costs and Effects of Compliance with Environmental Laws

Environmental regulations have had no materially adverse effect on the Company's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on the Company's business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of the Company could be adversely affected.

Number of Total Employees and Number of Full-Time Employees

The Company's only current employees are its two Officers who will devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. The Officers intend to work on a full time basis when the Company raises capital per its business plan. The Company's business plan calls for hiring five new full-time employees during the next twelve months.


RISKS

Investors in the Company should be particularly aware of the inherent risks associated with the Company's plans and product. These risks include but are not limited to:

        Lack of Independent Market Testing

                A lack of independent market testing of the Company's product increases the possibility that the Company's product may not perform to reasonable commercial standards under normal use. This could result in unexpected performance failures, a significant product return rate, and a material reduction in product demand.

        Lack of Proven Market or Market Studies

                A lack of a proven market or market studies for the Company's product means that while Management may believe the public will enthusiastically accept the Company's new firewall software, the true market for this product may be minor or nonexistent. This could result in little or no product sales.

        Limited Experience of Management

                The limited experience of Management in developing a new product from inception through a fully tested, market usable status for national and world wide consumer use may result in critical business judgement errors as the Company grows in size and sales volume. Management errors, not timely corrected, could result in excessive costs and expenses, poor quality products, inability to deliver products on time, detrimental business contract terms, and other significant errors which could impede the Company's business plan.

        Possible Patent or Copyright Litigation

                There has been no independent review or certification of originality of the Company's software, which could lead to patent or copyright infringement litigation. This could result in a detrimental allocation of the Company's Management time and financial resources which could lessen the Company's ability to remain a viable business.

        Lack of Financial and Personnel Resources

                The financial and personnel resources of the Company are considerably less than its competitors. Therefore, the Company will be in a competitive disadvantage as it seeks to develop its product, hire senior programmers, and conduct marketing efforts. This could lead to a material reduction in cash flows and increase the risk that the Company would be unable to achieve its business plan goals.

        Dependence on current Management and availability of experienced personnel

                The Company's performance and future operating results are substantially dependent on the continued service and performance of its current Management. The Company intends to hire a relatively small number of additional technical and marketing personnel in the next year. Competition for such personnel is intense, and there can be no assurance that the Company will be able to retain its essential employees or that it will be able to attract or retain highly-qualified technical and managerial personnel in the future. The loss of the services of any of the Company's current Management or other key employees, or the inability to attract and retain the necessary technical and marketing personnel could have a material adverse effect upon the Company's business, financial condition, operating results and cash flows.

        Potential conflicts of interest

                The current officers, Mr. Johnson and Ms. Myers, are the sole officers and directors of the company and have control in directing the activities of the company. Mr. Johnson and Ms. Myers are involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, the officers and directors of the company may face a conflict of interest. The Company has not formulated a plan to resolve any conflicts that may arise. While the Company and its sole officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to the Company after the Company raises capital of $4,000,000 through the sale of securities through a private placement and is able to provide officers' salaries per its business plan.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur. Investors in the Company should be particularly aware of the inherent risks associated with the Company's planned business. Although Management intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. Management has no liquidation plans should the Company be unable to receive funding. Should the Company be unable to implement its business plan, Management would investigate all options available to retain value for the shareholders. Among the options that would be considered are: acquisition of another product or technology, or a merger or acquisition of another business entity that has revenue and/or long-term growth potential. However, there are no pending arrangements, understandings or agreements with outside parties for acquisitions, mergers or any other material transactions.


Year 2000 Disclosure

As Management has experienced no date recognition problems in computer systems, equipment, or third party provided products, the Company's Year 2000 compliance plan is to utilize software and other products which are already Year 2000 compatible and prepare no Year 2000 contingency plans.


Reports to Securities Holders

The Company's bylaws do not require the Company to deliver an annual report to its shareholders and the Company has not in the past provided an annual report to its shareholders. The Company is voluntarily filing this Form 10-KSB in order to make its financial information equally available to any interested parties or investors. The Company is subject to the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. The Company is required to file Form 10-KSB annually and Form 10-QSB quarterly. In addition, the Company will be required to file Form 8 and other proxy and information statements from time to time as required.

The public may read and copy any materials the Company files with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


                                     ITEM 2
                             DESCRIPTION OF PROPERTY

The Company's principal executive office address is 1605 Mirage Court, El Cajon, CA 92019. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by Management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers the Company's current principal office space arrangement adequate until such time as the Company achieves its business plan goal of raising capital of $4,000,000 and then begins hiring new employees per its business plan.

                                     ITEM 3
                                LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


                                     ITEM 4
               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

During the fourth quarter of the fiscal year ended September 30, 2000, there were no submissions of matters to a vote of security holders.


                                     PART II

                                     ITEM 5
         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                          AND OTHER SHAREHOLDER MATTERS

The Company plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD). The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for the Company's securities. As of September 30, 2000, the Company had 58 shareholders of record. The Company has paid no cash dividends. The Company has no outstanding options. The Company has no plans to register any of its securities under the Securities Act for sale by security holders. There is no public offering of equity and there is no proposed public offering of equity.


                                     ITEM 6
                                PLAN OF OPERATION

The Company's current cash balance is $1,589. Management believes the current cash balance is sufficient to fund the current minimum level of operations through the first quarter of 2001, however, in order to advance the Company's business plan the Company must raise capital through the sale of equity securities. To date, the Company has sold $5,700 in equity securities. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

In order to implement its business plan, the Company will take the following steps: during months one through six raise capital of $4,000,000 through the sale of common stock in a private placement.

After raising capital, the Company will use its cash during months seven through twelve to hire two software programmers at a cost of $75,000, hire one marketing manager at a salary of $60,000, hire two office employees at a cost of $40,000, spend $500,000 for advertising, and $100,000 for rent and other operating expenses. In addition, during months seven through nine, the Company intends to complete all beta testing of its software at a cost of $25,000, setup its web site at a cost of $40,000, and purchase computers, furniture, and equipment at a cost of $100,000. The Company plans to complete final software modifications during months nine through twelve at a cost of $50,000, and produce the Company's product for delivery beginning in the first quarter after month twelve.

Management has made initial progress in implementing its business plan by setting-up its first web page "superwall.net", filing for copyright protection of its copyrightable firewall protection software, and plans to expand its web site in the first quarter of 2001.

The Company will only be able to continue to advance its business plan after it receives capital funding through the sale of equity securities. After raising capital, Management intends to hire employees, rent commercial space in El Cajon, purchase equipment, and begin marketing its firewall protection software. The Company intends to use its equity capital to fund the Company's business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, longer than anticipated lead time necessary to sell and deliver its firewall protection software to customers, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The Company's officers and directors have no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. The Company plans to purchase approximately $100,000 in furniture, computers, software during the next twelve months from proceeds of its equity security sales. The Company's business plan provides for an increase of five employees during the next twelve months.


                                     ITEM 7
                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The required financial statements begin on page F-1 of this document.

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                               SEPTEMBER 30, 1999

                                TABLE OF CONTENTS


                                                                              PAGE #
                                                                              ------

INDEPENDENT AUDITORS REPORT                                                       F1


ASSETS                                                                            F2


LIABILITIES AND STOCKHOLDERS' EQUITY                                              F3


STATEMENT OF OPERATIONS                                                           F4


STATEMENT OF STOCKHOLDERS' EQUITY                                                 F5


STATEMENT OF CASH FLOWS                                                           F6


NOTES TO FINANCIAL STATEMENTS                                                 F7-F11

                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                              November 1, 2000
KEYSTONE VENTURES, INC.
San Diego, California

        I have audited the accompanying Balance Sheets of KEYSTONE VENTURES, INC. (A Development Stage Company), as of September 30, 2000, and September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000, and the period March 10, 1999, (inception), to September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KEYSTONE VENTURES, INC. (A Development Stage Company), as of September 30, 2000, and September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000, and the period March 10, 1999, (inception), to September 30, 1999, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV  89123
(702) 361-8414



                                     - F1 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                                     ASSETS


                                        SEPTEMBER   SEPTEMBER
                                        30, 2000    30, 1999
                                        ---------   ---------
CURRENT ASSETS

    CASH                                 $1,589      $5,700
                                         ------      ------

    TOTAL CURRENT ASSETS                 $1,589      $5,700
                                         ------      ------

OTHER ASSETS                             $    0      $    0
                                         ------      ------

    TOTAL OTHER ASSETS                   $    0      $    0
                                         ------      ------

TOTAL ASSETS                             $1,589      $5,700
                                         ------      ------



    The accompanying notes are an integral part of these financial statements



                                     - F2 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                  SEPTEMBER     SEPTEMBER
                                                  30, 2000      30, 1999
                                                  ---------     ---------
CURRENT LIABILITIES                                $     0      $     0
                                                   -------      -------

    TOTAL CURRENT LIABILITIES                      $     0      $     0
                                                   -------      -------


STOCKHOLDERS' EQUITY (Note #4)

    Common stock No par value
    Authorized 25,000 shares
    Issued and outstanding at

    September 30, 1999-
    15,700 shares                                               $15,700

    Common Stock
    Par value $0.001
    Authorized 50,000,000 shares
    Issued and Outstanding at

    September 30, 2000-
    11,775,000 shares                              $11,775

    Additional Paid-In Capital                       3,925            0

    Deficit accumulated during
    The Development stage                          -14,111      -10,000
                                                   -------      -------

TOTAL STOCKHOLDERS' EQUITY                         $ 1,589      $ 5,700
                                                   -------      -------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                               $ 1,589      $ 5,700
                                                   -------      -------


    The accompanying notes are an integral part of these financial statements



                                     - F3 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS


                               YEAR            MAR. 10,         MAR. 10, 1999
                               ENDED           1999, TO         (INCEPTION)
                              SEP. 30,         SEPT. 30,        TO SEP. 30,
                              2000             1999             2000
                              -----------      -----------      -----------
INCOME
    Revenue                   $         0      $         0      $         0
                              -----------      -----------      -----------


EXPENSES

    General, Selling and
    Administrative            $     4,111      $    10,000      $    14,111
                              -----------      -----------      -----------

    TOTAL EXPENSES            $     4,111      $    10,000      $    14,111
                              -----------      -----------      -----------

NET PROFIT/LOSS (-)               $-4,111         $-10,000         $-14,111
                              -----------      -----------      -----------


Net Profit/Loss(-)
per weighted share
(Note #1)                         $-.0003          $-.0009          $-.0012
                              -----------      -----------      -----------


Weighted average
Number of common
shares outstanding             11,775,000       11,775,000       11,775,000
                              -----------      -----------      -----------


    The accompanying notes are an integral part of these financial statements



                                     - F4 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                           Additional       Accumu-
                              Common          Stock         paid-in         lated
                              Shares          Amount        Capital        Deficit
                              ------          ------       ----------      --------
March 15, 1999
Issued For Services             10,000      $   10,000      $        0

April 30, 1999
Issued For Cash                  5,700           5,700               0

Net loss year ended
March 10, 1999
(Inception) to
September 30, 1999                                                   $       -10,000
                            ----------      ----------      ----------      --------

Balance,
September 30, 1999              15,700      $   15,700      $        0      $-10,000

March 24, 2000
Changed par value from
No par value to $0.001                         -15,684         +15,684

March 30, 2000
Forward Stock Split
10 for 1                       141,300            +141            -141

June 15, 2000
Forward stock split
75 for 1                    11,618,000         +11,618         -11,618

Net Loss Year Ended
September 30, 2000                                                            -4,111
                            ----------      ----------      ----------      --------
Balance,
September 30, 2000          11,775,000      $   11,775      $    3,925      $-14,111
                            ----------      ----------      ----------      --------



    The accompanying notes are an integral part of these financial statements



                                     - F5 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS


                                            YEAR       MAR. 10,    MAR. 10, 1999
                                            ENDED      1999, TO    (INCEPTION)
                                           SEP. 30,    SEPT. 30,   TO SEP. 30,
                                             2000        1999         2000
                                           --------    --------    -----------
Cash Flows from
Operating Activities

    Net Loss                               $-4,111    $-10,000      $-14,111

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                                 0     +10,000       +10,000

Changes in assets and
Liabilities                                      0           0             0
                                            ------      ------      --------

Net cash used in
Operating activities                       $-4,111      $    0       $-4,111

Cash Flows from
Investing Activities                             0           0             0

Cash Flows from
Financing Activities

    Issuance of Common
    Stock for Cash                               0      +5,700        +5,700
                                            ------      ------      --------

Net Increase (decrease)                    $-4,111     $+5,700       $+1,589

Cash,
Beginning of period                         +5,700           0             0
                                            ------      ------      --------

Cash, End of Period                         $1,589      $5,700      $  1,589
                                            ------      ------      --------


    The accompanying notes are an integral part of these financial statements



                                     - F6 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS
                   September 30, 2000, and September 30, 1999



NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized March 10, 1999, under the laws of the State of Nevada as KEYSTONE VENTURES, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

                The Company records income and expenses on the accrual method.

        Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and equivalents

                The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.



                                     - F7 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   September 30, 2000, and September 30, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

                Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

                Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

                Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of September 30, 2000, the Company had no dilative common stock equivalents such as stock options.



                                     - F8 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   September 30, 2000, and September 30, 1999


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Year End

                The Company has selected September 30th as its fiscal year-end.

        Year 2000 Disclosure

                The Y2K issue had no effect on this Company.


NOTE 3 - INCOME TAXES

        There is no provision for income taxes for the period ended September 30, 2000. The Company's total deferred tax asset as of September 30, 2000, is as follows:

              Net operation loss carry forward                         $14,111
              Valuation allowance                                      $14,111

              Net deferred tax asset                                   $     0


        The federal net operating loss carry forward will expire by 2019.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


NOTE 4 - STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.001 per share.



                                     - F9 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   September 30, 2000, and September 30, 1999


NOTE 4 - STOCKHOLDERS' EQUITY (CONTINUED)

        Preferred Stock

        The Company has no preferred stock.

        On March 24, 1999, the Company issued 10,000 shares of its no-par-value common stock for services of $10,000 to its directors.

        On April 30, 1999, the company issued 5,700 shares of its no-par-value common stock for cash of $5,700.

        On March 24, 2000, the State of Nevada approved the Company's restated Articles of Incorporation, which changed the par value from no par to $0.001. Also, the Company's authorized common stock was increased from 25,000 shares to 50,000,000 shares.

        On March 30, 2000, the Company approved a forward stock split on the basis of 10 for 1, thus increasing the common stock from 15,700 shares to 157,000 shares.

        On June 15, 2000, the Company approved a forward stock split on the basis of 75 for 1, thus increasing the common stock from 157,000 shares to 11,775,000.


NOTE 5 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free, if necessary.



                                     - F10 -

                             KEYSTONE VENTURES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                   September 30, 2000, and September 30, 1999


NOTE 6 - WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 - RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                     - F11 -

                                     ITEM 8
           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

None.


                                    PART III

                                     ITEM 9
                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of the Company, all of those whose one year terms will expire 3/31/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                            Age       Position            Date First Elected             Term Expires
Bruce Johnson                             49        President,          3/15/99                        3/31/01
7582 Skyline Drive                                  Treasurer,
San Diego, Ca 92114                                 Director


Ann Myers                                 73        Secretary,          3/15/99                        3/31/01
1605 Mirage Court                                   Director
El Cajon, CA 92019

Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Resumes

Bruce Johnson, President, Treasurer & Director

1990 - Current  President, Seaside Computers, Inc. Specializing in
                hardware sales, custom software design, and information system security for a variety of commercial customers in Southern California. Responsible for design and installation of software security systems comprised of risk analysis, encryption, intrusion detection and blocking, network adapters, security testing, monitor alerts, and security system administration. Customers include engineering, financial, accounting and law offices, manufacturing, wholesaling, retailing, financial services, health care services, transportation firms, and warehousing businesses.


Ann Myers, Secretary & Director

1985-Current    Independent contractor providing accounting and management information services for manufacturing and service businesses.
                Responsibilities include financial statement reporting, inventory control, data processing, billings, and selection of applications software.



                                     ITEM 6
                             EXECUTIVE COMPENSATION

The company's current officers receive no compensation.

                           Summary Compensation Table

                                         Other
Name &                                   annual     Restricted   Options           All other
principle               Salary   Bonus   compen-    stock        SARs    LTIP      compen-
position      Year        ($)     ($)    sation ($) awards ($)      ($)  Payouts   sation ($)
------------------------------------------------------------------------------------------------
B Johnson      1999       -0-     -0-       -0-       5,000       -0-      -0-       -0-
President      2000       -0-     -0-       -0-        -0-        -0-      -0-       -0-

A Myers       1999       -0-       -0-       -0-      5,000       -0-       -0-       -0-
Director      2000       -0-       -0-       -0-        -0-       -0-       -0-       -0-

There are no current employment agreements between the Company and its executive officers.

The Board agreed to pay Mr. Johnson 5,000 shares of the Company's common stock for an exclusive license agreement on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $1.00 per share. 45,000 shares of the Company's common stock were issued to him per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of the Company's common stock were issued to him per a 75 for 1 stock split on June 15, 2000.

The Board agreed to pay Ms. Myers for administrative services and services related to the Company's business plan 5,000 shares of the Company's common stock on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the Company, $1.00 per share. 45,000 shares of the Company's common stock were issued to her per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of the Company's common stock were issued to her per a 75 for 1 stock split on June 15, 2000.

The terms of these stock issuances were as fair to the Company, in the Board's opinion, as could have been made with an unaffiliated third party.

The Officers currently devote an immaterial amount of time to manage the affairs of the Company. The Directors and Principal Officers have agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide proper salaries to all Officers and compensation for Directors' participation. The Officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $100,000 at each month end. When positive cash flow reaches $100,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the Company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Corporation or any of its subsidiaries, if any.


                                     ITEM 11
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the Company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the Company's common stock through the most current date - September 30, 2000:


Title Of             Name &                            Amount &               Percent
Class                Address                           Nature of owner        Owned
Common               Bruce Johnson                     3,750,000(a)           32%
                     7582 Skyline Drive
                     San Diego, CA 92114

Common               Ann Myers                         3,750,000(b)           32%
                     1605 Mirage Court
                     El Cajon, CA 92019

Total Shares Owned by Officers & Directors
As a Group                                             7,500,000              64%

(a) Mr. Johnson received 5,000 shares of the Company's common stock on March 15, 1999 for a license agreement related to the Company's business plan. 45,000 shares of the Company's common stock were issued to him per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of the Company's common stock were issued to him per a 75 for 1 stock split on June 15, 2000.

(b) Ms. Myers received 5,000 shares of the Company's common stock on March 15, 1999 for administrative services and services related to the Company's business plan. 45,000 shares of the Company's common stock were issued to her per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of the Company's common stock were issued to her per a 75 for 1 stock split on June 15, 2000.


                                     ITEM 12
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Myers, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.

                                     ITEM 13
        EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K


           Exhibit 23          Consent of Experts and counsel

           Reports filed on Form 8-K: None

           Reports required to be filed by Regulation S-X:  None


                                   SIGNATURES
                           ---------------------------


Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Keystone Ventures, Inc.




Date       November 4, 2000              By  /s/ Bruce Johnson
                                            ------------------------------------
                                             Bruce Johnson, President & Director



Date       November 4, 2000              By   /s/ Ann Myers
                                           -------------------------------------
                                         Ann Myers, Secretary, Treas. & Director

                                                                      EXHIBIT 23

                            BARRY L. FRIEDMAN, P.C.
                          CERTIFIED PUBLIC ACCOUNTANT


1582 TULITA DRIVE                                         OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278

To Whom It May Concern:                                         November 1, 2000

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of November 1, 2000, on the Financial Statements of KEYSTONE VENTURES, INC., as of September 30, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ Barry L. Friedman
---------------------------
Barry L. Friedman
Certified Public Accountant

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                 Quarterly Report Under Section 13 or 15(d) of
                         Securities Exchange Act of 1934

                       For Period ended December 31, 2000
                         Commission File Number 0-31237

                             KEYSTONE VENTURES, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    NEVADA                              88-0455940
               ------------------                     ---------------
             (State of Incorporation)       (I.R.S. Employer Identification No.)

                      1605 MIRAGE COURT, EL CAJON CA 92019
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (619) 692-2438
                               -------------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes [X] No [ ]

Indicate the number of shares outstanding of each of the issuer's classes of common stock at the latest practicable date.

As of December 31, 2000, the registrant had 11,775,000 shares of common stock, $.001 par value, issued and outstanding.

                             KEYSTONE VENTURES, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                             DEC 31          SEPT 30
                                              2000            2000
CURRENT ASSETS
   CASH (on hand & in the bank)              1532.13         1588.65

                                          --------------------------
TOTAL CURRENT ASSETS                         1532.13         1588.65

FIXED ASSETS

                                          --------------------------
NET FIXED ASSETS                                0.00            0.00

OTHER ASSETS



                                          --------------------------
TOTAL OTHER ASSETS                              0.00            0.00

                                          --------------------------
TOTAL ASSETS                                 1532.13         1588.65
                                          ==========================


                 LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

                                          --------------------------
TOTAL CURRENT LIABILITIES                       0.00            0.00

LONG TERM LIABILITIES

                                          --------------------------
TOTAL LONG TERM LIABILITIES                     0.00            0.00

                                          --------------------------
TOTAL LIABILITIES                               0.00            0.00

STOCKHOLDERS' EQUITY

     COMMON STOCK                          11,775.00       11,775.00
     PAID IN CAPITAL                        3,925.00        3,925.00

     BEGINNING RETAINED EARNINGS          -14,111.35      -10,000.00
     NET INCOME (LOSS)                        -56.52       -4,111.35

                                          --------------------------
     ENDING RETAINED EARNINGS             -14,167.87      -14,111.35

                                          --------------------------
TOTAL STOCKHOLDERS' EQUITY                  1,532.13        1,588.65

                                          --------------------------
TOTAL LIAB & STOCKHOLDERS' EQUITY           1,532.13        1,588.65
                                          ==========================

                             KEYSTONE VENTURES, INC.
                                INCOME STATEMENTS

                                                                                                                      3/10/99
                                                                                                                    (Inception)
                                           3 Months Ended   3 Months Ended      Year Ended        Year Ended           to
                                             12/31/00           12/31/99          9/30/00           9/30/99          12/31/00
                                           -------------------------------------------------------------------------------------
REVENUE


                                           -------------------------------------------------------------------------------------
TOTAL REVENUE                                       0.00              0.00              0.00              0.00              0.00

DIRECT COSTS



                                           -------------------------------------------------------------------------------------
TOTAL COST OF GOODS SOLD                            0.00              0.00              0.00              0.00              0.00

                                           -------------------------------------------------------------------------------------
GROSS PROFIT                                        0.00              0.00              0.00              0.00              0.00

OPERATING EXPENSES

     MANAGEMENT FEES                                0.00              0.00              0.00          10000.00          10000.00
     GENERAL, SELLING & ADMINISTRATIVE             56.52              0.00          4,111.35              0.00          4,167.87

                                           -------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           56.52              0.00          4,111.35         10,000.00         14,167.87


                                           -------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                            -56.52              0.00         -4,111.35        -10,000.00        -14,167.87


OTHER INCOME & EXPENSE




                                           -------------------------------------------------------------------------------------
TOTAL OTHER INCOME & EXPENSE                        0.00              0.00              0.00              0.00              0.00

                                           -------------------------------------------------------------------------------------
INCOME BEFORE TAXES                               -56.52              0.00         -4,111.35        -10,000.00        -14,167.87

  PROVISION FOR TAXES



                                           -------------------------------------------------------------------------------------
NET INCOME                                        -56.52              0.00         -4,111.35        -10,000.00        -14,167.87
                                           =====================================================================================

NET LOSS PER SHARE                                   NIL               NIL           -0.0003           -0.0008           -0.0012

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                            11,775,000        11,775,000        11,775,000        11,775,000        11,775,000

                             KEYSTONE VENTURES, INC.
                             STATEMENT OF CASH FLOWS



                                                                                                                    3/10/99
                                           3 Months           3 Months           Year              Year           (Inception)
                                             Ended              Ended            Ended             Ended               To
                                          12/31/2000         12/31/1999        9/30/2000         9/30/1999         12/31/2000
CASH FLOWS FROM OPERATING ACTIVITIES
     NET LOSS                                -56.52              0.00          -4111.35         -10000.00         -14167.87

ADJ TO RECONCILE NET LOSS TO NET
CASH PROVIDED BY OPERATING ACTIVITIES
     ISSUE COMMON STOCK                        0.00              0.00              0.00          10000.00          10000.00


                                          ---------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES        -56.52              0.00          -4111.35              0.00          -4167.87

CASH FLOWS FROM INVESTING ACTIVITIES           0.00              0.00              0.00              0.00              0.00

CASH FLOWS FROM FINANCING ACTIVITIES           0.00              0.00              0.00           5700.00           5700.00


                                          ---------------------------------------------------------------------------------
NET INCREASE (DECREASE)                      -56.52              0.00          -4111.35           5700.00           1532.13

CASH BEGINNING OF PERIOD                    1588.65           5700.00           5700.00              0.00              0.00

                                          ---------------------------------------------------------------------------------
CASH END OF PERIOD                          1532.13           5700.00           1588.65           5700.00           1532.13


NOTES TO FINANCIAL STATEMENTS

1. MANAGEMENT'S OPINION

In the opinion of management, the accompanying financial statements contain all adjustments necessary to present fairly the financial position of the company as of December 31, 2000 and 1999, and the results of operations and the changes in cash for the three months ended December 31, 2000 and 1999 and the years ended September 30, 2000 and 1999 and the period of March 10, 1999 (inception) to December 31, 2000. The accompanying financial statements have been adjusted as of December 31, 2000 as required by Item 310 (b) of Regulation S-B to include all adjustments which in the opinion of Management are necessary in order to make the financial statements not misleading.

2. INTERIM REPORTING

The results of operations for the three months ended December 31, 2000 and 1999, are not necessarily indicative of the results to be expected for the remainder of the year.

3. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Nature of Operations

The Company was incorporated in Nevada on March 10, 1999. The Company is a development stage company and has not conducted any business activities to date.

The Company has selected September 30th as its fiscal year end.

4. Basis of Accounting

The Company's policy is to use the accrual method of accounting and to prepare and present financial statements which conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

5. Cash and equivalents

For purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2000.

NOTES TO FINANCIAL STATEMENTS

6. Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

PART 1 FINANCIAL INFORMATION

Management's Plan of Operations

The Company maintains a cash balance sufficient to sustain corporate operations until such time as Management can raise the funding necessary to advance its business plan. The losses of $4168 through December 2000 were due to operating expenses including licenses and fees, accounting and audit fees and office expenses. Sales of the Company's equity securities have allowed the Company to maintain a positive cash flow balance.

In order to implement its business plan, the Company will take the following steps: during months one through six raise capital of $4,000,000 through the sale of common stock in a private placement. After raising capital, the Company will use its cash during months seven through twelve to hire two software programmers at a cost of $75,000, hire one marketing manager at a salary of $60,000, hire two office employees at a cost of $40,000, spend $500,000 for advertising, and $100,000 for rent and other operating expenses. In addition, during months seven through nine, the Company intends to complete all beta testing of its software at a cost of $25,000, setup its web site at a cost of $40,000, and purchase computers, furniture, and equipment at a cost of $100,000. The Company plans to complete final software modifications during months nine through twelve at a cost of $50,000, and produce the Company's product for delivery beginning in the first quarter after month twelve.

Management has made initial progress in implementing its business plan by setting-up its first web page "superwall.net", filing for copyright protection of its copyrightable firewall protection software, and plans to expand its web site in the first quarter of 2001.

The Company will only be able to continue to advance its business plan after it receives capital funding through the sale of equity securities. After raising capital, Management intends to hire employees, rent commercial space in El Cajon, purchase equipment, and begin marketing its firewall protection software. The Company intends to use its equity capital to fund the Company's business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of its business plan. The Company will face considerable risk in each of its business plan steps, such as difficulty of hiring competent personnel within its budget, longer than anticipated lead time necessary to sell and deliver its firewall protection software to

NOTES TO FINANCIAL STATEMENTS


customers, and a shortfall of funding due to the Company's inability to raise capital in the equity securities market. If no funding is received during the next twelve months, the Company will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The Company's officers and directors have no formal commitments or arrangements to advance or loan funds to the Company. In such a restricted cash flow scenario, the Company would be unable to complete its business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, the Company may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.



PART II OTHER INFORMATION

ITEM 1 Not applicable.

ITEMS 2-4: Not applicable

ITEM 5: Information required in lieu of Form 8-K: None

ITEM 6: Exhibits and Reports on 8-K:

             a) No reports on Form 8-K were filed during the fiscal quarter ended December 31, 2000


                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

        Keystone Ventures, Inc.


                                  /s/ Bruce Johnson
        Dated: February 5, 2001  -----------------------------------
                                  Bruce Johnson
                                  President and Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

                  Quarterly Report Under Section 13 or 15(d) of
                         Securities Exchange Act of 1934

                         For Period ended March 31, 2001
                         Commission File Number 0-31237

                             KEYSTONE VENTURES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          NEVADA                                      88-0455940
          ------                                      ----------
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                      1605 MIRAGE COURT, EL CAJON CA 92019
                      ------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (619) 692-2438
                                 --------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

               Yes    X                  No
                   -------                  -------


Indicate the number of shares outstanding of each of the issuer's classes of common stock at the latest practicable date.

As of March 31, 2001, the registrant had 11,775,000 shares of common stock, $.001 par value, issued and outstanding.

                             KEYSTONE VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                                      AS OF
                                 MARCH 31, 2001

                                       AND

                              STATEMENTS OF INCOME,
                            STOCKHOLDERS' EQUITY, AND
                                   CASH FLOWS
                              FOR THE PERIOD ENDED
                                 MARCH 31, 2001

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Independent Auditor's Report                                                1

Balance Sheet                                                               2

Income Statement                                                            3

Statement of Stockholders' Equity                                           4

Statement of Cash Flows                                                     5

Footnotes                                                                   6

G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)


                          INDEPENDENT AUDITOR'S REPORT


April 6, 2001

Board of Directors
Keystone Ventures, Inc.
El Cajon, CA

I have audited the Balance Sheet of Keystone Ventures, Inc. (the "Company") (a Development Stage Company), as of March 31, 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the balance sheet of Keystone Ventures, Inc. as of March 31, 2001, and its related statements of operations, equity and cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  G. Brad Beckstead

G. Brad Beckstead, CPA

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET


                                                                       March 31,
                                                                         2001
                                                                       --------
ASSETS

Current assets:
   Cash and equivalents                                                $  1,317
                                                                       --------
     Total current assets                                                 1,317
                                                                       --------
                                                                       $  1,317
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:                                                   $     --
                                                                       --------
     Total current liabilities                                               --
                                                                       --------

Stockholders' equity:
   Common stock, $0.001 par value, 50,000,000 shares
     authorized, 11,775,000 shares issued and outstanding                11,775
   Additional paid-in capital                                             3,925
   Deficit accumulated during development stage                         (14,383)
                                                                       --------
                                                                          1,317
                                                                       --------
                                                                       $  1,317
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                           6 month                              March 10, 1999
                                         period ending       Year ending        (inception) to
                                          March 31,          September 30,         March 31,
                                             2001                2000                2001
                                         -------------       -------------      --------------
Revenue                                  $         --        $         --        $         --
                                         ------------        ------------        ------------

Expenses:
   General administrative expenses                272               4,111              14,383
                                         ------------        ------------        ------------
    Total expenses                                272               4,111              14,383
                                         ------------        ------------        ------------

Net loss                                 $       (272)       $     (4,111)       $    (14,383)
                                         ============        ============        ============

Weighted average number of
   common shares outstanding               11,432,776          11,325,388          11,432,776
                                         ============        ============        ============

Net loss per share                       $         (0)       $         (0)       $         (0)
                                         ============        ============        ============



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD MARCH 10, 1999 (DATE OF INCEPTION) TO MARCH 31, 2001


                                                                                  Deficit
                                                                                 Accumulated
                                              Common Stock          Additional    During         Total
                                         -----------------------     Paid-in     Development  Stockholders'
                                           Shares        Amount      Capital       Stage         Equity
                                         ----------     --------    ----------   -----------  -------------
March 15, 1999
   Founders shares issued
   for services                           7,500,000     $     10     $  9,990     $     --      $ 10,000

April 30, 1999
   Shares issued for cash                 4,275,000            6        5,694                      5,700

Net loss for the period ended
   September 30, 1999                                                              (10,000)      (10,000)
                                         ----------     --------     --------     --------      --------
Balance, September 30, 1999              11,775,000           16       15,684      (10,000)        5,700

Reclassification of paid-in capital                       11,759      (11,759)                        --

Net loss for the year ended
   September 30, 2000                                                               (4,111)       (4,111)
                                         ----------     --------     --------     --------      --------

Balance, September 30, 2000              11,775,000       11,775        3,925      (14,111)        1,589

Net loss for the period ended
   February 28, 2001                                                                  (272)         (272)
                                         ----------     --------     --------     --------      --------

Balance, December 31, 2000               11,775,000     $ 11,775     $  3,925     $(14,383)     $  1,317
                                         ==========     ========     ========     ========      ========



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS


                                                    6 months       Year       March 10, 1999
                                                     ending       ending      (inception) to
                                                    March 31,  September 30,    March 31,
                                                      2001         2000           2001
                                                    ---------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                            $   (272)     $(4,111)     $   (14,383)
Shares issued for services                                                          10,000
                                                    --------      -------      -----------
Net cash used by operating activities                   (272)      (4,111)          (4,383)
                                                    --------      -------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities                     --           --               --
                                                    --------      -------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                               --           --            5,700
                                                    --------      -------      -----------
Net cash provided by financing activities                 --           --            5,700
                                                    --------      -------      -----------
Net increase in cash                                    (272)      (4,111)           1,317
Cash - beginning                                       1,589        5,700               --
                                                    --------      -------      -----------
Cash - ending                                       $  1,317      $ 1,589      $     1,317
                                                    ========      =======      ===========
Supplemental disclosures:
   Interest paid                                    $     --      $    --      $        --
                                                    ========      =======      ===========
   Income taxes paid                                $     --      $    --      $        --
                                                    ========      =======      ===========
   Non-cash investing and financing activities:
     Common stock issued for services               $     --      $    --      $    10,000
                                                    ========      =======      ===========
     Number of shares issued for services                 --           --        7,500,000
                                                    ========      =======      ===========



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.
                                      NOTES

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Organization

The Company was organized March 10, 1999 (Date of Inception) under the laws of the State of Nevada, as Keystone Ventures, Inc. The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The Company recognizes revenue on an accrual basis as it invoices for services.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2001.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the period ended March 31, 2001.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2001.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                             KEYSTONE VENTURES, INC.
                                      NOTES

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

NOTE 2 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                        U.S federal statutory rate      (34.0%)

                        Valuation reserve                34.0%
                                                        -----

                        Total                              --%
                                                        =====

                             KEYSTONE VENTURES, INC.
                                      NOTES

As of March 31, 2001, the Company has a net operating loss carryforward of approximately $14,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2019 and 2020. The deferred tax asset relating to the operating loss carryforward of approximately $5,000 has been fully reserved at March 31, 2001.

NOTE 3 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 50,000,000 shares of its $0.001 par value common stock.

All references to shares issued and outstanding reflect the 10-for-1 forward stock split effected March 30, 2000, and the 75-for-1 forward stock split effected June 15, 2000.

On March 24, 1999, the Company issued 7,500,000 shares of its $.001 par value common stock to its officers as founders stock issued for services valued at $10,000.

On April 30, 1999, the Company issued 4,275,000 shares of its $.001 par value common stock for cash in the amount of $5,700.

There have been no other issuances of common stock.

NOTE 4 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

                             KEYSTONE VENTURES, INC.
                                      NOTES

NOTE 5 - RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

PART 1  FINANCIAL INFORMATION

Management's Plan of Operations

Keystone's current cash balance is $1,327. Until approximately November of 2001, we believe our small cash balance is sufficient to fund minimum levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $5,700 in equity securities to pay for our prior minimum level of operations. We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern.

As of the date of this filing, we have taken the following steps: developed our business plan, registered our Internet domain name, setup a preliminary one page Internet web site, signed a licensing agreement for our software product, applied for and received a copyright for our software, and made our company's business and financial information available to the public through filings with the Securities and Exchange Commission subject to disclosure rule of Regulation S-B. We are now in the process of registering our securities with the Securities and Exchange Commission. We believe we will be able to complete this registration process by September 2001. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by November 2001. We then intend to seek capital of $4,000,000 through the sale of common stock in a private placement. We believe we will be able to raise capital of $4,000,000 by May 2002. We then intend to hire two software programmers at a cost of $75,000, hire one marketing manager at a salary of $60,000, hire two office employees at a cost of $40,000, spend $500,000 for advertising, and $100,000 for rent and other operating expenses. By December 2002, we intend to complete all final testing of our software at a cost of $100,000, expand our web site at a cost of $40,000, and purchase computers, furniture, and equipment at a cost of $100,000. We plan to begin selling our computer firewall software product in December 2002. All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the software field, and knowledge of protection software in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive capital funding through the sale of equity securities. After raising capital, we intend to hire employees, rent commercial space in El Cajon, purchase equipment, and begin marketing our firewall protection software. We intend to use our equity capital to fund the business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary to sell and deliver the firewall protection software to customers, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. Keystone's officers and directors have no formal commitments or arrangements to advance or loan funds to Keystone. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, Keystone may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

We have no operating history, no material current operations, and no profit. While we believe we have made good faith estimates of Keystone's ability to secure additional capital, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.


PART II  OTHER INFORMATION

ITEM 1      Not applicable.

ITEMS 2-4:  Not applicable

ITEM 5:     Information required in lieu of Form 8-K:  None

ITEM 6:     Exhibits and Reports on 8-K:

                  a) Form 8-K reporting Change of Certifying Accountant filed
                     3/27/01.


                                   SIGNATURES
                                   ----------


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

        Keystone Ventures, Inc.


        Dated: April 24, 2001           /s/ Bruce Johnson
                                        ---------------------------------------
                                        Bruce Johnson
                                        President and Chief Executive Officer